EXHIBIT 99.1

Contact at 214-432-2000
Michael R. Haack
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Alex Haddock
Senior Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS RECORD FIRST QUARTER RESULTS WITH 16% EPS GROWTH

DALLAS, TX (July 30, 2024) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2025 ended June 30, 2024. Notable items for the quarter are highlighted below. (Unless otherwise noted, all comparisons are with the prior year’s fiscal first quarter):

First Quarter Fiscal 2025 Highlights

•	Record Revenue of $608.7 million, up 1%

•	Record Net Earnings of $133.8 million, up 11%

•	Record Net Earnings per diluted share of $3.94, up 16%

•	Adjusted EBITDA of $224.5 million, up 5%

•	Adjusted EBITDA is a non-GAAP financial measure calculated by excluding non-routine items (including certain non-cash expenses) in the manner described in Attachment 6

•	Repurchased approximately 348,000 shares of Eagle common stock for $85.5 million

Commenting on the first quarter results, Michael Haack, President and CEO, said, “Fiscal 2025 is off to a solid start for Eagle, with record revenue of $608.7 million, EPS of $3.94, and gross margins of 30.7%, an increase of 140 bps. Our portfolio of businesses continued to perform well despite adverse weather conditions during the quarter across many of our core markets, which affected sales volumes for our Cement and Concrete and Aggregates businesses. We repurchased approximately 348,000 shares of our common stock for $85.5 million and ended the quarter with debt of $1.1 billion and a net leverage ratio (net debt to Adjusted EBITDA) of 1.3x, giving us substantial financial flexibility that supports disciplined capital allocation and long-term growth.” (Net debt is a non-GAAP financial measure calculated by subtracting cash and cash equivalents from debt as described in Attachment 6).

Mr. Haack continued, “Underlying fundamentals in our markets continue to be favorable, and we expect demand for our products to remain steady for the balance of the year. Construction spending on infrastructure and heavy industrial projects continues to drive cement demand. In addition, despite some interest-rate sensitivity, residential construction activity remains resilient, given chronic housing-supply shortages and continued underlying demand strength. Our well-positioned balance sheet, significant cashflow generation and consistent, disciplined operational and strategic execution through shifting economic cycles positions Eagle for another strong fiscal year.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, Joint Venture and intersegment Cement revenue, was $400.2 million, a 1% improvement. Heavy Materials operating earnings increased 14% to $92.1 million primarily because of higher Cement sales prices partially offset by lower Cement sales volume.

Cement revenue, including Joint Venture and intersegment revenue, was up 3% to $339.2 million. Operating earnings increased 20% to $89.1 million reflecting higher Cement sales prices partially offset by lower Cement sales volume. Additionally, Cement operating costs benefitted from lower fuel costs, and cost control initiatives in our preventative maintenance programs, and because the prior year’s first quarter included approximately $2.8 million of costs associated with the step-up in inventory values related to the Stockton Terminal Acquisition. The average net Cement sales price for the quarter increased 6% to $156.10 per ton. Cement sales volume for the quarter declined 3% to 1.9 million tons, as adverse weather conditions in many of our markets, most notably in Texas and the Midwest, delayed several construction projects and affected shipments.

Concrete and Aggregates revenue was down 9% to $61.0 million, and operating earnings declined 58% to $3.0 million, reflecting lower Concrete and Aggregates sales volume partially offset by increased Concrete and Aggregates prices.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 2% to $248.1 million, primarily because of higher Gypsum Wallboard sales prices partially offset by lower Gypsum Wallboard sales volume. Gypsum Wallboard sales volume declined 1% to 757 million square feet (MMSF), while the average net sales price increased 1% to $239.43 per MSF.

Paperboard sales volume was up 10% to a record 91,000 tons. The average Paperboard net sales price in the quarter was $597.41 per ton, up 11%, consistent with the pricing provisions in our long-term sales agreements that factor in changes to input costs.

Operating earnings in the Light Materials sector were $102.5 million, an increase of 5%, reflecting higher Gypsum Wallboard sales prices and lower operating costs, most notably energy and maintenance costs.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. is a leading U.S. manufacturer of heavy construction products and light building materials. Eagle’s primary products, Portland Cement and Gypsum Wallboard, are essential for building, expanding and repairing roads and highways and for building and renovating residential, commercial and industrial structures across America. Eagle manufactures and sells its products through a network of more than 70 facilities spanning 21 states and is headquartered in Dallas, Texas. Visit eaglematerials.com for more information.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Tuesday, July 30, 2024. The conference call will be webcast simultaneously on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statements and generally arise when the Company is discussing its beliefs, estimates or expectations as to future events. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; fluctuations in public infrastructure expenditures; adverse weather conditions and their effects on infrastructure and other construction projects; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil (including diesel), and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; consolidation of our customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which the Company or its customers are engaged; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on the Company and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) or the cost of our raw materials can be expected to adversely affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, the outbreak, escalation or resurgence of health emergencies, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on our operations and on economic conditions, capital and financial markets. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Alex Haddock

Senior Vice President, Investor Relations, Strategy and Corporate Development

Attachment 1 Consolidated Statement of Earnings

Attachment 2 Revenue and Earnings by Lines of Business

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Attachment 6 Reconciliation of Non-GAAP Financial Measures

Attachment 1

Eagle Materials Inc.

Consolidated Statement of Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2024	2023
Revenue	$608,689	$601,521
Cost of Goods Sold	421,821	425,526

Gross Profit	186,868	175,995
Equity in Earnings of Unconsolidated JV	7,716	3,159
Corporate General and Administrative Expenses	(15,649)	(11,679)
Other Non-Operating Income	2,683	213

Earnings before Interest and Income Taxes	181,618	167,688
Interest Expense, net	(10,684)	(12,239)

Earnings before Income Taxes	170,934	155,449
Income Tax Expense	(37,092)	(34,600)

Net Earnings	$133,842	$120,849

NET EARNINGS PER SHARE
Basic	$3.97	$3.43

Diluted	$3.94	$3.40

AVERAGE SHARES OUTSTANDING
Basic	33,734,280	35,274,753

Diluted	33,993,023	35,532,284

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2024	2023
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$299,572	$291,772
Concrete and Aggregates	61,038	67,415

	360,610	359,187
Light Materials:
Gypsum Wallboard	$217,826	$219,097
Recycled Paperboard	30,253	23,237

	248,079	242,334

Total Revenue	$608,689	$601,521

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$81,409	$70,902
Cement (Joint Venture)	7,716	3,159
Concrete and Aggregates	2,980	7,034

	92,105	81,095
Light Materials:
Gypsum Wallboard	$93,976	$90,857
Recycled Paperboard	8,503	7,202

	102,479	98,059

Sub-total	194,584	179,154

Corporate General and Administrative Expense	(15,649)	(11,679)
Other Non-Operating Income	2,683	213

Earnings before Interest and Income Taxes	$181,618	$167,688

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

(dollars in thousands, except per unit data)

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2024	2023	Change
Cement (M Tons):
Wholly Owned	1,767	1,848	-4%
Joint Venture	180	165	+9%

	1,947	2,013	-3%
Concrete (M Cubic Yards)	343	385	-11%
Aggregates (M Tons)	799	1,157	-31%
Gypsum Wallboard (MMSFs)	757	763	-1%
Recycled Paperboard (M Tons):
Internal	39	40	-3%
External	52	43	+21%

	91	83	+10%

	Average Net Sales Price*
	Quarter Ended June 30,
	2024	2023	Change
Cement (Ton)	$156.10	$147.27	+6%
Concrete (Cubic Yard)	$148.56	$141.80	+5%
Aggregates (Ton)	$12.61	$11.30	+12%
Gypsum Wallboard (MSF)	$239.43	$236.66	+1%
Recycled Paperboard (Ton)	$597.41	$536.56	+11%

*	Net of freight and delivery costs billed to customers

	Intersegment and Cement Revenue
	Quarter Ended June 30,
	2024	2023
Intersegment Revenue:
Cement	$10,280	$10,137
Concrete and Aggregates	3,777	3,038
Recycled Paperboard	23,987	22,091

	$38,044	$35,266

Cement Revenue:
Wholly Owned	$299,572	$291,772
Joint Venture	29,310	27,123

	$328,882	$318,895

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31,
	2024	2023	2024*
ASSETS
Current Assets –
Cash and Cash Equivalents	$46,540	$53,149	$34,925
Accounts and Notes Receivable, net	278,428	248,647	202,985
Inventories	371,619	302,525	373,923
Federal Income Tax Receivable	2,605	1,410	9,910
Prepaid and Other Assets	13,797	10,310	5,950

Total Current Assets	712,989	616,041	627,693

Property, Plant and Equipment, net	1,676,041	1,679,919	1,676,217
Investments in Joint Venture	121,409	89,770	113,478
Operating Lease Right-of-Use Asset	17,970	25,155	19,373
Goodwill and Intangibles	484,298	490,828	486,117
Other Assets	30,160	14,533	24,141

	$3,042,867	$2,916,246	$2,947,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$148,231	$118,026	$127,183
Accrued Liabilities	89,537	75,186	94,327
Income Taxes Payable	35,774	18,304	—
Current Portion of Long-Term Debt	10,000	10,000	10,000
Operating Lease Liabilities	7,008	8,181	7,899

Total Current Liabilities	290,550	229,697	239,409

Long-term Liabilities	67,818	67,134	70,979
Bank Credit Facility	180,000	222,000	170,000
Bank Term Loan	170,000	180,000	172,500
2.500% Senior Unsecured Notes due 2031	741,116	739,848	740,799
Deferred Income Taxes	242,585	239,156	244,797
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 33,761,968; 35,446,312 and 34,143,945 Shares, respectively	338	354	341
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(3,328)	(3,499)	(3,373)
Retained Earnings	1,353,788	1,241,556	1,311,567

Total Stockholders’ Equity	1,350,798	1,238,411	1,308,535

	$3,042,867	$2,916,246	$2,947,019

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended June 30, 2024 and 2023:

	Depreciation, Depletion and Amortization
	Quarter Ended June 30,
	2024	2023
Cement	$22,917	$21,679
Concrete and Aggregates	4,530	5,031
Gypsum Wallboard	6,473	5,461
Recycled Paperboard	3,690	3,719
Corporate and Other	740	792

	$38,350	$36,682

Attachment 6

Eagle Materials Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

EBITDA and Adjusted EBITDA

We present Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA to provide additional measures of operating performance and allow for more consistent comparison of operating performance from period to period. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Adjusted EBITDA is also a non-GAAP financial measure that further excludes the impact from non-routine items and stock-based compensation. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of Eagle from period to period and for purposes of its budgeting and planning processes. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance or liquidity in accordance with GAAP. The following shows the calculation of EBITDA and Adjusted EBITDA and reconciles them to net earnings in accordance with GAAP for the quarters ended June 30, 2024 and 2023, and the trailing twelve months ended June 30, 2024, and March 31, 2024:

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,	March 31,
	2024	2023	2024	2024
Net Earnings, as reported	$133,842	$120,849	$490,632	$477,639
Income Tax Expense	37,092	34,600	142,790	140,298
Interest Expense	10,684	12,239	40,702	42,257
Depreciation, Depletion and Amortization	38,350	36,682	151,500	149,832

EBITDA	$219,968	$204,370	$825,624	$810,026
Purchase accounting [1]	—	3,461	1,107	4,568
Stock-based Compensation	4,539	6,457	17,982	19,900

Adjusted EBITDA	$224,507	$214,288	$844,713	$834,494

[1]	Represents the impact of purchase accounting on inventory costs and related business development costs

Attachment 6, continued

Reconciliation of Net Debt to Adjusted EBITDA

GAAP does not define “Net Debt” and it should not be considered as an alternative to debt as defined by GAAP. We define Net Debt as total debt minus cash and cash equivalents to indicate the amount of total debt that would remain if the Company applied the cash and cash equivalents held by it to the payment of outstanding debt. The Company also uses “Net Debt to Adjusted EBITDA,” which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months, as an alternative metric to assist it in understanding its leverage position. We present this metric for the convenience of the investment community and rating agencies who use such metrics in their analysis, and for investors who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

	As of June 30, 2024	As of March 31, 2024
Total debt, excluding debt issuance costs	$1,110,000	$1,102,500
Cash and cash equivalents	46,540	34,925

Net Debt	$1,063,460	$1,067,575
Trailing Twelve Months Adjusted EBITDA	$844,713	834,494

Net Debt to Adjusted EBITDA	1.3x	1.3x